UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2011

FACT CORPORATION
Exact name of registrant as specified in its charter

Colorado	000-17232	84-0888594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Railroad Place, Belleville, New Jersey	07109
(Address of principal executive offices)	(Zip Code)

732-922-0911
Registrant’s telephone number, including area code

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

On August 3, 2011, the Board of Directors of FACT Corporation (the “Company”) approved the settlement of certain debts on the balance sheet of the Company by way of the issuance of 38,769,197 Class A common shares (the “Shares”) as may be required to settle such debt as could be negotiated for settlement at a deemed price of $0.075 per Share.

On August 22, 2011,  the Company finalized debt settlement agreements with various creditors and issued a total of 25,677,517 Shares in settlement of $1,925,813.79 of debt and on August 24, 2011, the Company finalized additional debt settlement agreements and issued  a further 13,091,680 Shares  in settlement of $981,875.95 of debt.

Further, on August 3, 2011, the Board of Directors of the Company approved the issuance into escrow of a total of 3,503,000 Shares to Jacqueline Danforth in consideration of the provision of a second mortgage on her property to secure an operating line for the Company in the amount of $250,000.  The 3,503,000 Shares were issued on August 24, 2011.  The Shares are to be held by the Company and to be released to Ms. Danforth in the event of a default in the operating line by the Company to the lender which is not cured within 30 days.    Ms. Danforth will have full voting rights on the Shares.

In total the Company has issued 38,769,197  Shares in settlement of $2,907,689.74 in debt and 3,503,000 Shares in consideration of a $250,000 second mortgage detailed above.  All of the shares were issued at a deemed price of $0.075 per Share.

Of the Shares issued a total of 12,506,031 Shares were issued to companies controlled by an officer and director of the Company.

A total of 41,005,803 Shares noted above were issued under the Regulation S exemption in compliance with the exemption from the registration requirements found in Regulation S promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended.  The offer and sale to the purchasers was made in an offshore transaction as defined by Rule 902(h). No directed selling efforts were made in the U.S. as defined in Rule 902(c).  The offer and sale to the purchasers was not made to a U.S. person or for the account or benefit of a U.S. person. The following conditions were present in the offer and sale:  a) The purchaser of the securities certified that it is not a U.S. person and did not acquire the shares for the account or benefit of any U.S. person; b) The purchaser has agreed to resell the securities only in compliance with Regulation S pursuant to a registration under the Securities Act, or pursuant to an applicable exemption from registration; and has agreed not to engage in hedging transactions with regard to the securities unless in compliance with the Securities Act; c) The purchaser has acknowledged and agreed with the Company that the Company shall refuse registration of any transfer of the securities unless made in accordance with Regulation S, pursuant to a registration statement under the Securities Act, or pursuant to an applicable exemption from registration; and d) The purchaser has represented that it is acquiring the shares for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the shares in violation of the United States federal securities laws. Neither the Company nor any person acting on its behalf offered or sold these securities by any form of general solicitation or general advertising.  The shares sold are restricted securities and the certificates representing these shares have been affixed with a standard restrictive legend, which states that the securities cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom.  Further to the issuance of the shares, certain of the stockholders provided a legal opinion to the Company whereby a total of 24,460,685 had the restrictive legend removed pursuant to an applicable exemption.

A total of 1,266,394 Shares were issued under with an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering, there were a limited number of purchasers, the purchasers have access to information about the Company and its purchase, the purchasers will take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FACT Corporation

Dated: August 30, 2011	By:	/s/ Jacqueline Danforth
Jacqueline Danforth
Chief Executive Officer